EIGHTH AMENDMENT TO THE

TRANSFER AGENT SERVICING AGREEMENT

THIS EIGHTH AMENDMENT, dated as of February 2, 2015, to the Transfer Agent Servicing Agreement, dated as of April 1, 2006, as amended December 5, 2008, March 4, 2010, September 19, 2011, March 14, 2012, December 1, 2012, March 7, 2014 and May 16, 2014 (the “Agreement”), is entered into by and between RAINIER INVESTMENT MANAGEMENT MUTUAL FUNDS, a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the listing of the Funds; and

WHEREAS, Section 12 of the Agreement allows for an amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit A is superseded and replaced with Amended Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Eighth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

RAINIER INVESTMENT MANAGEMENT MUTUAL FUNDS		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Melodie B. Zakaluk	By:	/s/ Michael R. McVoy
Printed Name:	Melodie B. Zakaluk	Printed Name:	Michael R. McVoy
Title:	CEO/President	Title:	Executive Vice President

Amended Exhibit A

to the Transfer Agent Servicing Agreement

Separate Series of Rainier Investment Management Mutual Funds

Name of Series	Date Added
Rainier Balanced Fund	05-10-1994
Rainier Balanced Fund I	05-02-2002
Rainier Large Cap Equity Fund	05-10-1994
Rainier Large Cap Equity Fund I	05-02-2002
Rainier Intermediate Fixed Income Fund	05-02-2002
Rainier Intermediate Fixed Income Fund	02-02-2015
Rainier Small/Mid Cap Equity Fund	05-10-1994
Rainier Small/Mid Cap Equity Fund I	05-02-2002
Rainier Mid Cap Equity Fund	12-07-2005
Rainier Mid Cap Equity Fund I	12-07-2005
Rainier High Yield Fund I	03-31-2009
Rainier High Yield Fund	07-31-2012
Rainier International Discovery Fund	03-28-2012
Rainier International Discovery Fund, A	11-30-2012
Rainier Large Cap Growth Equity Fund I	03-11-2014

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